EXHIBIT 10.15

                    SEPARATION AGREEMENT AND GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and between BARRY S. MAJOR ("Employee") and SITEL CORPORATION ("Employer") effective October 14, 1998 ("Effective Date").

     Employer and Employee have mutually agreed to end their employer-employee relationship. This Agreement is intended to provide the terms of their mutual separation.

     1. Non-Admission. This Agreement shall not in any way be construed as an admission by Employer, its officers, directors, agents, or employees, of any wrongful or unlawful act or omission whatsoever against Employee or any other person. Employer specifically disclaims any liability to, or wrongful or unlawful act or omission against, Employee or any other person on the part of itself, its officers, directors, agents or employees.

     2. Waiver. As a material inducement to Employer to enter into this Agreement, Employee represents that he has not filed any lawsuits, charges, or complaints, of discrimination with any local, state or federal agency or court of law arising from his relationship with Employer, including the mutual termination of said relationship. Employee further represents that, subject to Employer's compliance with the terms of this Agreement, he will not seek to recover any monetary damages against Employer.

     3. Compensation. As a material inducement to Employee to enter into this Agreement, Employer agrees to:

         (a) pay Employee the equivalent of six (6) months of Employee's regular base salary in equal installments and on the dates which correspond to Employer's regular paydays for the payroll periods through April 30, 1999;

         (b) pay the same portion of the premium costs associated with continued health/dental insurance coverage of Employee, his spouse and dependents under COBRA, on the dates such payments come due for the six month period through April 30, 1999, as Employer paid when Employee was a SITEL employee (with Employee paying the same contribution he had been paying as a SITEL employee), provided that Employee timely elects continued health/dental insurance coverage under COBRA and subject to the customary terms applicable to such continued insurance coverage under COBRA;

         (c) pay the same portion of the premium costs associated with continued individual long term disability and group life insurance coverage of Employee on the dates such payments come due for the six month period through April 30, 1999, as Employer paid when Employee was a SITEL employee (with Employee paying the same contribution he had been paying as a SITEL employee);
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         (d) assign to  Employee  Employer's  rights and  obligations  under the lease agreement covering the car used by Employee (the "Car Lease"), subject to the leasing company's approval of Employee's application for assignment (Employer to pay the $400 assignment fee); between the Effective Date and the termination of the Car Lease in March 1999 pay Employee additional cash compensation equal to the remaining monthly lease payments on the dates such payments come due until the Car Lease terminates in March 1999; and at the termination of the Car Lease Employer shall be entitled to the return of any security deposit it gave to the leasing company;

         (e) pay Employee per company policy for his five (5) days of accrued but unused vacation;

         (f) transfer the IBM ThinkPad computer and accompanying Zip drive (previously used by Employee but owned by Employer) to Employee in lieu of any bonus accrual for 1998, provided that Employee shall first deliver the computer equipment to Employer so that Employer may remove from the computer equipment any information, data, files, software programs, or other materials belonging to Employer or which Employer deems to be of a confidential nature regarding Employer's business;

         (g) instruct the appropriate fiduciaries of Employer's 401(k) and 401(n) plans to distribute to Employee in lump sum payments any funds to which Employee is entitled under such plans as promptly as practicable following Employee's completion and delivery to Employer of the appropriate forms requesting such lump sum distributions;

         (h) reimburse Employee for business expenses which he incurred through the Effective Date of this Agreement in accordance with Employer's policies promptly following Employee's completion and delivery of the appropriate forms and accompanying substantiation in accordance with such policies; and

         (i) pay for outplacement services for Employee through April 30, 1999 using Employer's usual outplacement services agency at a total cost not to exceed $5,000.

With respect to any other Employer benefit plans in which Employee participated prior to the Effective Date, such as the 401(k) plan and Executive Wealth Accumulation Plan, Employee's participation in such plans shall end as of the Effective Date and Employee shall be entitled to such benefits as may be payable to him in accordance with and subject to the terms and conditions of such plans as in effect from time to time. Employee specifically acknowledges that he is not entitled to any further bonus for all or any part of 1998 and that he is not owed any accrued but unpaid bonuses for earlier years.

     4. Consideration for Release. Employee expressly acknowledges that the payments provided in Paragraph 3 include consideration for the settlement, waiver, release, and discharge of any and all claims arising under the common law or under federal state or local statute, law or regulation, pertaining to employment discrimination based on race/color, religion, sex, national origin, disability, or age (Age Discrimination in Employment Act), wrongful discharge, breach of contract, infliction of emotional distress, or any other reason established by

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the common law or by federal, state or local laws.

     5. Effect on Options.

         (a) Employee also specifically acknowledges that as of the date of his mutual separation from Employer he shall accrue no additional interest or vesting in any options to purchase stock of Employer and shall be limited in his rights to exercise stock options to only the Continuing Options (as defined in Paragraph 5(b) below).

         (b) The "Continuing Options" are 600,000 options with an exercise price of $5.921875 each which were granted pursuant to two option agreements dated on or about October 23, 1995 (the "Option Agreements") and under which the "Latest Expiration Date" is January 21, 2001. The Continuing Options shall remain outstanding and exercisable in accordance with and subject to their terms and conditions as existed prior to Employee's separation from employment. For purposes of clarity, Employer and Employee specifically acknowledge that, notwithstanding anything to the contrary herein, Section 4(b) of the Option Agreements (addressing termination of employment other than for cause) shall be applicable to this mutual separation and that Employee shall have the right to make the election in
     Section 4(b)(1) of the Option Agreements to accelerate the exercisability of the Continuing Options, in which case the Continuing Options shall terminate if not exercised within the three-month period provided for in
     Section 4(b)(1), and that Section 4(b)(2) of the Option Agreements provides that if Employee does not make such election then the Continuing Options shall become and remain exercisable according to Section 3 of the Option Agreements despite Employee's separation from employment. The Voting Agreement, Irrevocable Proxy and Right of First Refusal applicable to any shares now or hereafter acquired by Employee in the future pursuant to exercises of the Continuing Options shall continue in effect after the date hereof according to their existing terms and conditions.

         (c) All other options granted to Employee, including without limitation, the 110,000 award program options with an exercise price of $15.50 each granted to Employee on December 26, 1996, by their terms and conditions shall terminate upon the Effective Date.

     6. Resignation. Employee hereby resigns effective immediately from all positions he holds as a director and/or officer of Employer or any of its subsidiaries and as a trustee of any of Employer's benefit plans. Employee shall hereafter execute and deliver such certificates and further documents as Employer may reasonably request to evidence and further effectuate such resignation. Employee's mutual separation from employment is effective as of the Effective Date.

     7. Intent. The parties understand and agree that the overriding and controlling intent of this Agreement is to accomplish a full release of all claims or actions Employee has or might have against Employer, as well as any parent, subsidiary or affiliated company, its and their officers, directors, agents, and employees, for any wrongful, unlawful or unfair act or omission up to and including the date of the execution of this Agreement.

     8. Release. Employee, for himself and his successors and assigns, does hereby

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release,  settle,  acquit and forever discharge Employer, as well as any parent, subsidiary, or affiliated company, its and their officers, directors, agents and employees, or and from any and all claims, actions, causes of action, rights, demands, debts, damages, or any action of whatever nature arising from or during Employee's relationship with Employer, including the mutual termination thereof.

     9. Knowing and Voluntary. Employee expressly acknowledges that he understands all the provisions of this Agreement and that he is knowingly and voluntarily entering into this Agreement. Employee further acknowledges that Employer has encouraged and given him the opportunity to thoroughly discuss all aspects of this Agreement with his attorney and other advisors before signing this Agreement.

     10. Cooperation. If any claims, actions or proceedings involving or affecting Employer, its subsidiaries or affiliates arise which pertain to any period, transaction or occurrence prior to and including the Effective Date and in respect of which Employer reasonably believes Employee's assistance or cooperation will be advisable, Employee agrees to cooperate fully with Employer in investigating, preparing and testifying in respect of such claims, actions or proceedings. Employee's assistance and cooperation shall be provided without further consideration beyond that provided in Paragraph 3 of this Agreement but Employee shall be reimbursed for all reasonable out-of-pocket expenses in connection with such assistance and cooperation which is incurred and reported in accordance with Employer's policies and procedures.

     11. Return of Property. Employee shall immediately return to Employer all property of Employer which remains within Employee's possession or control, including without limitation, as applicable, keys, access cards, passwords, computers, cellular phones, and automobiles, except as otherwise provided in Paragraphs 3(d) and 3(f) of this Agreement.

     12. Governing Law. This Agreement is made and entered into in the State of Nebraska and shall in all respects be interpreted, enforced, and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties hereto.

     13. Effect of Invalidity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, void, or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and any said illegal, unenforceable or invalid part, term or provision shall be deemed not a part of this Agreement.

     14. Entire Agreement. This Agreement sets forth the entire agreement between the parties and, unless otherwise specified herein, fully supersedes any and all prior agreements or understandings between the parties as to Employee's employment, except as expressly provided in Paragraphs 3 and 5 and except as provided below in this Paragraph 14: (a) Employee specifically acknowledges his continuing obligations to comply with the provisions of the Confidentiality and Non-Competition Agreement between Employer and Employee dated on or about October 23, 1995 as well as the provisions of the North American Incentive Bonus Plan Non-Solicitation Agreement which Employee signed in order to participate in the 1998 North

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America incentive bonus program,  which agreements both remain in full force and effect; and (b) Employer and Employee specifically acknowledge that the Indemnification Agreement dated on or about October 23, 1995 relating to Employee's service as an officer and director remains in effect according to its existing terms and conditions.

     15. Opportunity to Review. Employee expressly acknowledges that Employer has advised him that he may take up to twenty-one (21) days in which to review the terms of this Agreement, and that following his execution of this Agreement, he has an additional seven (7) days in which to revoke his agreement. Any such revocation shall not affect the resignations tendered by Employee pursuant to Paragraph 6, which shall remain in full force and effect from the date thereof.

     16. Survivorship Rights. If Employee dies prior to April 30, 1999 and his spouse survives him, then Employer shall continue to pay or make available to Employee's spouse at the times, on the terms and for the duration specified therein the payments and benefits described in Paragraph 3 of this Agreement (except life and disability insurance coverage, which will terminate with Employee's death).

                            [Signature page follows]

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                                SIGNATURE PAGE TO
                    SEPARATION AGREEMENT AND GENERAL RELEASE



     EXECUTED as of the Effective Date.

                                        Employee:



                                        ------------------------------------
                                        BARRY S. MAJOR


                                        Employer:

                                        SITEL CORPORATION



                                        By: __________________________________

                                        Title: _______________________________


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